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Pricing Supplement No. 2                                          Rule 424(b)(2)

Dated: August 10, 2001                                Registration No. 333-47336

(To Prospectus dated October 16, 2000, and Prospectus Supplement dated February 28, 2001)

                             WELLS FARGO & COMPANY

                          Medium-Term Notes, Series C

                               Fixed Rate Notes

           Interest payable on the 15th of each February and August

Aggregate Principal Amount:     $1,000,000,000

Proceeds to Company:            $998,861,965

Date of Issue:                  8/15/01

Maturity Date:                  8/15/03

Interest Rate:                  4.25%

Agent:                          Morgan Stanley

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Other Terms:  CUSIP #94974BAN0
              Variable Price Reoffer. The agent has proposed to offer the Notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. The agent has agreed to purchase the Notes from the Company at 99.886% of their principal amount, resulting in $998,861,965 in net proceeds to the Company.
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